Exhibit 3.2
                                          Certified to be a true and correct
                                          copy of the Bylaws of the
                                          Corporation, adopted by the Board
                                          of Directors effective on August
                                          10, 1998.


                                    BYLAWS
                                     -of-
                               SOFTLOCK.COM, INC.

                                  ARTICLE I
                            SHAREHOLDER MEETINGS

      SECTION 1.1. Annual Meeting. The annual meeting of the shareholders shall be held within the four calendar months following the end of each fiscal year of the Corporation, at such date and hour as may be fixed by the Board, for the election of directors and for the transaction of such other business as may properly be brought before the meeting.

      SECTION 1.2. Special Meetings. Special meetings of the shareholders may be held at any time in the interval between annual meetings. Special meetings may be called by the Board, the Chairman of the Board, the President, or by the Secretary upon the written request of the holders of not less than twenty-five percent (25%) of the shares of stock outstanding entitled to vote, which written request shall state the purpose or purposes of the meeting. Shareholders requesting the meeting must pay, in advance, the reasonably estimated cost of preparing and mailing notices of the meeting.

      SECTION 1.3. Place of Meetings. Annual and special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of New York as the Board or other persons authorized to call such meetings may from time to time determine and indicate in the notice.

      SECTION 1.4. Notice of Meetings. Written notice shall be given stating the place, date and hour of all meetings of the shareholders. The notice shall state the purpose or purposes of the meeting and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder entitled to vote at the meeting. If mailed, notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to each shareholder at his or her last known address as it appears on the records of the Corporation, or, if he or she shall have filed with the Secretary a written request that notices be mailed to some other address, then directed to him or her at such other address. Notice must also be given to any shareholder who, by reason of the action proposed at the meeting would be entitled to receive payment for his or
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her shares, and the existence of this right must be stated in the notice. No notice provided for in this Section is required to be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at the meeting, in person or by proxy, who does not protest prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice to the shareholder. No notice of any adjourned meeting of shareholders need be given, unless the Board fixes a new record date for the adjourned meeting.

      SECTION 1.5. Record Date. For the purposes of determining the shareholders entitled to notice of or vote at a shareholder's meeting or any adjournment thereof, the Board may fix a date of record which shall not be more than fifty (50) days nor less than ten (10) days before the meeting date. For the purpose of determining shareholders entitled to express consent to or dissent from any proposal without a meeting, or for determining shareholders entitled to receive payment of a dividend or the allotment of any rights, or for any other action, the Board may fix a date of record which shall not be more than fifty (50) days prior to such action.

      SECTION 1.6. Quorum. At all meetings of the shareholders, except as otherwise provided by law, there shall be present, in person or represented by proxy, shareholders owning a majority in number of the shares of the Corporation issued and outstanding and entitled to vote thereat, in order to constitute a quorum; but if there be no quorum, the holders of the share present or represented may, by majority vote, adjourn the meeting from time to time, but not for a period of over thirty (30) days at any one time, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal of any shareholder.

      SECTION 1.7. Voting. At all meetings of the shareholders, each shareholder entitled to vote thereat may vote in person or by proxy and shall have one (1) vote for each share standing in his name on the books of the Corporation, unless otherwise provided in the Certificate of Incorporation. A plurality of votes cast shall be sufficient to elect directors and a majority of votes cast shall be sufficient to take any other corporate action, except as otherwise provided by law, the Certificate of Incorporation, or the Bylaws.

      SECTION 1.8. Proxies. No shareholder shall enter into a voting trust agreement, proxy or other type of agreement vesting in another person, other than another shareholder of the Corporation, or an officer or director of the Corporation, the authority to exercise voting power of any or all of his or her shares. Every proxy shall be in writing, subscribed by the shareholder or his or her duly authorized attorney-in-fact and dated. No proxy which is dated more than eleven (11) months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

      SECTION 1.9. Conduct of Meeting. Meetings of the shareholders shall be presided over by the Chairman determined in accordance with the Bylaw provisions relating to duties and successors of officers, or in the absence of all such officers, by a Chairman to be chosen at the meeting. The Secretary of the Corporation shall act as Secretary of the meeting, if present, otherwise the Chairman shall appoint a Secretary.

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      SECTION 1.10.   Action Without a Meeting.  Whenever shareholders are
required or permitted to take any action by vote, such action may be taken without a meeting if permitted by the laws of the Company's State of Incorporation or on written consent, setting forth the action so taken, signed by the holders of all shares outstanding and entitled to vote thereon. Such written consent shall have the same effect as a unanimous vote of the shareholders entitled to vote thereon.

                                  ARTICLE II
                               BOARD OF DIRECTORS

      SECTION 2.1. Election and Powers. The Board of Directors shall have the management and control of the affairs and business of the Corporation. The Board may act at any duly held meeting by the vote of a majority of the directors present, or it may act by unanimous written consent of all members of the Board if permitted by the Company's State of Incorporation. The directors shall be elected by the shareholders at each annual meeting of shareholders and each director shall serve until a successor is elected and qualified unless his or her directorship be therefore vacated by resignation, death, legal disqualification pursuant to Article V, removal or otherwise.

      SECTION 2.2. Number. The number of directors constituting the entire Board shall be such number, not less than three (3), as shall be fixed by vote of a majority of the entire Board from time to time. In absence of such action, the number of directors shall be three (3). Notwithstanding the provisions of this Section, where all of the shares are owned beneficially and of record by fewer than three (3) shareholders, the number of directors shall be equal to the number of shareholders, unless otherwise fixed by the Board, which may fix a greater number.

      SECTION 2.3. Vacancies. Vacancies and other openings in the Board, created for any reason except removal of a director without cause, may be filled by the Board or a majority of the directors then in office if less than a quorum are in office.

      SECTION 2.4. Removal. At any meeting of the shareholders duly called, any director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of directors, and another may be elected by the shareholders in the place of the person so removed to serve for the remainder of the term.

      SECTION 2.5. Meetings. A regular meeting of the Board shall be held as soon as practicable after the adjournment of the annual meeting of shareholders for the election of officers, and the transaction of such business as may be properly presented, including the designation of times and places for additional regular meetings of the Board during the ensuing year. Special meetings of the Board shall be held at any time, upon call from the Chairman of the Board, if any, the President, or at least one-third (1/3) of the directors.

      SECTION 2.6. Place of Meetings. All meetings of the Board shall be held at the principal office of the Corporation, or at such other place, within or without the State of New York as may from time to time be determined by the Board or the person or persons authorized to call the meeting.

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      SECTION 2.7.   Notice of Meetings.  No notice need be given of a
regular meeting of the Board. Notice of the place, day and hour of every special meeting shall be given to each director by personal delivery or by telegraph or facsimile or e-mail or leaving the same at the director's residence or usual place of business, at least one (1) day before the meeting, or shall be mailed to each director, postage prepaid and addressed to the director at his or her last known address according to the records of the Corporation, at least three (3) days before the meeting. No notice of any adjourned meeting of the Board need be given other than by announcement at the meeting, subject to the provisions of Section 2.9 of this Article.

      SECTION 2.8. Waiver of Notice. Notice of a meeting need not be given to any director who submits a signed written waiver thereof whether before, during or after the meeting nor to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

      SECTION 2.9. Quorum. A majority of the directors in office, but in no event less than one-third (1/3) of the entire Board shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 2.10. Presence at Meetings. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence at a meeting.

      SECTION 2.11. Action Without a Meeting. Any action required or permitted to be taken any action by the Board of Directors or by any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or of the committee, as the case may be, consent in writing to the adoption of resolutions authorizing the action. Such resolutions and such written consents shall be filed with the minutes of the proceedings of the Board of Directors or of the committee.

      SECTION 2.12. Compensation. Directors as such shall not receive any stated compensation for their services, but by resolution of the Board a fixed sum and expenses of attendance may be allowed for the attendance at each special or regular meeting thereof. Nothing in this Section will be construed to preclude a director from serving the Corporation in any other capacity and from receiving compensation therefor.

      SECTION 2.13. Executive Committee and Other Committees. The Board may, in its discretion, by an affirmative vote of a majority of the entire Board appoint an Executive Committee, or any other committee, to consist of three (3) or more directors. Unless limited by the Board, or by law, the Executive Committee shall have and may exercise all power and authority of the Board in the management of the business and affairs of the Corporation, and other committees

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shall have those powers conferred upon them by the
Board, except that no committee shall have power to act in those areas specifically prohibited by law. Any committee shall have the power to act by unanimous written consent of all of its members in accordance with the Business Corporation Law of New York.


                                  ARTICLE III
                                   OFFICERS

      SECTION 3.1. Election of Officers. The officers of the Corporation shall be a Chairman, a CEO, a President, a CFO, one or more Vice Presidents, and a Secretary. The Board of Directors may appoint such other officers, and assistant officers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The salaries of all the officers of the Corporation shall be fixed by the Board of Directors. One person may hold any two offices, except that no person may simultaneously hold the offices of President and Secretary. In all cases where the duties of any officer, agent or employee were not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

      SECTION 3.2. Assistant and Subordinate Officers. The Board may elect one or more Assistant Treasurers, one or more Assistant Secretaries and such other subordinate officers or agents as it may deem proper from time to time, who shall hold office at the pleasure of the Board. The Board may from time to time authorize the President to appoint and remove such assistant and subordinate officers and agents and prescribe the powers and duties thereof.

      SECTION 3.3. Removal. Any officer of the Corporation may be removed with or without cause by the Board.

      SECTION 3.4. Compensation. The Board shall fix the compensation of all officers of the Corporation who are elected by the Board. The Board may authorize the President to fix the compensation of such assistant and subordinate officers and agents as he is authorized to appoint and remove.

      SECTION 3.5. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the shareholders and the Board, and shall perform such other duties as the Board may direct.

      SECTION 3.6. President. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction to the Board, have the general management and control of the affairs and business of the Corporation. The President shall preside at all meetings of the shareholders and the Board, if there be no Chairman of the Board, or in his or her absence or inability to act.

      SECTION 3.7. Vice Presidents. During the absence or incapacity of the President, the Vice President, or the most senior Vice President in terms of duration in office, if there be more than one, shall perform the duties and exercise the functions of the President. Any one or more of

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the Vice
Presidents may be designated by the Board as an Executive Vice President. At the request of the President or in his or her absence or during his or her disability, the Executive Vice President shall perform the duties and exercise the functions of the President. Each Vice President shall have such other powers and duties as may be properly designated by the Board, and the President.

      SECTION 3.8. Secretary. The Secretary shall keep full minutes of all meetings of the shareholders and of the Board in books provided for this purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law. The Secretary shall be the custodian of the records and of the seal or seals of the Corporation. The Secretary shall affix the corporate seal to all documents, the execution of which on behalf of the Corporation, under seal, is duly authorized by the Board, and when so affixed, may attest the same. The Secretary shall have such other powers ad duties as may be properly designated by the Board, and the President.

      SECTION 3.9. Treasurer. The Treasurer shall keep correct and complete books and records of account for the Corporation. Subject to the control and supervision of the Board, and the President, or such other officer as the President may designate, the Treasurer shall establish and execute programs for the provision of the capital required by the Corporation, including negotiating the procurement of capital and maintaining adequate sources for the Corporation's current borrowings from lending institutions. The Treasurer shall maintain banking arrangements to receive, have custody of, and disburse the Corporation's moneys and securities. The Treasurer shall invest the Corporation's funds as required, establish and coordinate policies for investment in pension and other similar trusts, and provide insurance coverage as required. The Treasurer shall direct the granting of credit and the collection of accounts due the Corporation, including the supervision of special arrangements for financing sales, such as time payment and leasing plans. The Treasurer shall have such other powers and duties as may be properly designated by the Board, and the President.


                                  ARTICLE IV
                               SHARE CERTIFICATES

      SECTION 4.1. Form and Signatures. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares in such form not inconsistent with law or the Certificate of Incorporation as the Board may from time to time prescribe. The share certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, sealed with the seal of the Corporation, and countersigned and registered in such manner, if any, as the Board may by resolution prescribe. Where any share certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or its employee, the signatures of any such President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer, and such corporate seal, may be facsimiles engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the share certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person had not ceased to be such officer.

      SECTION 4.2. Transfer of Shares. The shares of the Corporation shall be transferred on

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the books of the Corporation by the registered holder
hereof, in person or by his or her attorney, upon surrender for cancellation of certificates for the same number of shares, with a proper assignment and powers of transfer endorsed thereon or attached thereto, duly signed by the person appearing by the certificate to be the owner of the shares represented thereby, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Such certificate shall have fixed thereto all stock transfer stamps required by law. The Board shall have power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

      SECTION 4.3. Mutilated, Lost, Stolen or Destroyed Certificates. The holder of any certificates representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof, and the Board may, in its discretion, cause one or more new certificates for the same number of shares in aggregate to be issued to such holder upon the surrender of the mutilated certificate, or in the case of loss, theft or destruction of the certificate, upon satisfactory proof of loss, theft or destruction and the deposit of indemnity by way of bond or otherwise in such form and amount and with such sureties or securities as the Board may require to indemnify the Corporation, its transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board may in its discretion refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters.

      SECTION 4.4.   Stock Ledgers.    The stock ledgers of the Corporation
containing the names and addresses of the shareholders and the number of shares held by them respectively shall be maintained at the principal office of the Corporation, or if there be a transfer agent, at the office of such transfer agent, as the Board shall determine.

      SECTION 4.5. Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock or of any class or classes of its shares whose respective duties the Board may from time to time determine.


                                  ARTICLE V
                               INDEMNIFICATION

      SECTION 5.1. Indemnification. The Corporation shall indemnify (a) any person made or threatened to be made a party to any action or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the Corporation and (b) any director or officer of the Corporation who served any other company in any capacity at the request of the Corporation, in the manner and to the maximum extent permitted by the corporate law of the Company's State of Incorporation, as amended from time to time; and the Corporation may at the discretion of the Board indemnify all other corporate personnel to the extent permitted by law.

SECTION 5.2.   Authorization.  The provisions for indemnification set forth in
Section 5.1 hereof shall not be deemed to be exclusive. The Corporation is hereby authorized to further indemnify its directors and officers in the manner and to the extent set forth in (i) a resolution of the shareholders,
(ii) a resolution of the directors, or (iii) an agreement providing for such indemnification, so long as such indemnification shall not be expressly prohibited by the provisions of the corporate law of the Company's State of Incorporation.

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                                 ARTICLE VI
                                  FINANCES

      SECTION 6.1. Dividends. Subject to law and to the provisions of the Certificate of Incorporation, the Board may declare dividends on the stock of the Corporation, payable upon such dates as the Board may designate.

      SECTION 6.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums, as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the best interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

      SECTION 6.3. Bills, Notes, Etc. All checks or demands for money and Notes or other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by the President or such other officer or officers or such other person or persons as the Board may from time to time designate.

      SECTION 6.4. Voting Shares Held by the Corporation. Unless otherwise determined by the Board, the President of the Corporation is hereby designated as the officer of the Corporation authorized to vote any and all shares of stock held by the Corporation in other domestic or foreign corporations; he or she shall have the power and authority to vote such shares in person or by proxy, or by written consents in lieu of formal meetings.


                                  ARTICLE VII
                                  AMENDMENTS

      SECTION 7.1. Power to Amend. The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation by a majority vote of the entire Board at any meeting, or by unanimous written consent of all members of the Board. However, any Bylaws adopted by the Board may be amended or repealed at any meeting of the shareholders.

      SECTION 7.2. Notice of Amendment Affecting Election of Directors. If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the Bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

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